UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 4, 2010 (January 29, 2010)

Bohai Pharmaceuticals Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53401	98-0588402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Yantai Bohai Pharmaceuticals Group Co. Ltd. No. 9 Daxin Road, Zhifu District Yantai, Shandong Province, China 264000
(Address of principal executive offices)

Registrant’s telephone number, including area code:  +86(535)-685-7928

Link Resources, Inc.
392 Acadia Drive S.E.
Calgary, Alberta, Canada T2J 0A8
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement
Item 5.03  Amendments to Articles of Incorporation or Bylaws

On January 29, 2010, Link Resources, Inc., a Nevada corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which the Company merged with its newly formed, wholly owned subsidiary Bohai Pharmaceuticals Group, Inc., a Nevada corporation (“Merger Sub” and such merger transaction, the “Merger”).  Upon the consummation of the Merger, the separate existence of Merger Sub ceased and shareholders of the Company became shareholders of the surviving company named Bohai Pharmaceuticals Group, Inc.

As permitted by Chapter 92A.180 of Nevada Revised Statutes, the sole purpose of the Merger was to effect a change of the Company’s name.  Upon the filing of Articles of Merger (the “Articles of Merger”) with the Secretary of State of Nevada on January 29, 2010 to effect the Merger, the Company’s articles of incorporation were deemed amended to reflect the change in the Company’s corporate name.

A copy of the Articles of Merger and Agreement and Plan of Merger as filed with the Secretary of State of Nevada on January 29, 2010 and the Company’s press release announcing the Merger and the change of the Company’s name are attached as Exhibits 3.1 and 99.1, respectively.

Item 4.01  Changes In Registrant’s Certifying Accountant

(a)           Effective January 29, 2010, upon the approval of the board of directors of the Company, the Company dismissed John Kinross-Kennedy as the Company’s independent registered public accountant.

During the fiscal years ended May 31, 2009 and 2008, John Kinross-Kennedy’s reports on the financial statements of the Company contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended May 31, 2009 and 2008 and subsequent period through January 29, 2010, there have been no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) between the Company and John Kinross-Kennedy on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of John Kinross-Kennedy, would have caused him to make reference thereto in his report on financial statements for such years.

During the fiscal years ended May 31, 2009 and 2008 and subsequent period through January 29, 2010, there were no reportable events as defined in Regulation S-K Item 304(a)(1)(v).

On January 29, 2010, the Company provided John Kinross-Kennedy with a copy of the foregoing disclosures it is making in response to Item 4.01 on this Form 8-K, and requested John Kinross-Kennedy to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of John Kinross-Kennedy’s response letter, dated February 4, 2010, is attached as Exhibit 16.1 to this Form 8-K.

(b)           On January 29, 2010, upon the approval of the board of directors of the Company, Parker Randall CF (H.K.) CPA Limited (“Parker Randall”) was appointed as the independent registered public accounting firm for the Company.  During the Company’s fiscal years ended May 31, 2009 and 2008 and subsequent period through January 29,2010, the Company did not consult with Parker Randall regarding any of the matters or events set forth in Item 304(a)(2)(i) and Item 304(a)(2)(ii) of Regulation S-K. As previously reported, the Company’s fiscal year has been changed to end on June 30.

Item 9.01  Financial Statements and Exhibits

(c)	Exhibits.

3.1	Articles of Merger and Agreement and Plan of Merger as filed with the Secretary of State of Nevada on January 29, 2010.
16.1	Letter regarding changing of certifying accountant dated February 4, 2010.
99.1	Press Release, dated February 1, 2010, announcing the change of the Company’s name.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 4, 2010	LINK RESOURCES, INC.

	By:	/s/ Hongwei Qu
		Name:	Hongwei Qu
		Title:	President, Chief Executive Officer, Interim Chief Financial Officer, Treasurer and Secretary